As filed with the Securities and Exchange Commission on May 17, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 14, 1999

                                  dELiA*s Inc.
               (Exact name of Registrant as specified in charter)

 Delaware                             0-21869                   13-3914035
(State or other                (Commission File No.)           (IRS Employer
jurisdiction of                                               Identification
incorporation)                                                    Number)

435 Hudson Street
New York, New York                                                 10014
(Address of principal executive officers)                       (Zip Code)


                                 (212) 807-9060
              (Registrant's telephone number, including area code)

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Item 4.     Changes in Registrant's Certifying Accountant

       On May 14, 1999, the audit committee of the Company's board of directors approved the dismissal of Deloitte & Touche LLP, the principal accountant previously engaged to audit the Company's financial statements. Neither of the reports provided by Deloitte & Touche LLP for the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and the subsequent period, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

       On May 14, 1999, the audit committee approved the engagement of Ernst & Young LLP as the principal accountant to audit the Company's financial statements. During the Company's two most recent fiscal years and the subsequent period prior to such appointment, the Company has not consulted the newly engaged accountant regarding either the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements, nor on any matter that was either the subject of a disagreement or a reportable event.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

See Exhibit Index following the Signature Page.

Item 8.     Change in Fiscal Year

       On May 14, 1999, the Company determined to change its fiscal year from the calendar year ending January 31 used in its previous filings with the Securities and Exchange Commission. Effective February 1, 1999, the Company's fiscal year is comprised of 52 or 53 weeks, ending on the Saturday closest to the last day of January. As the transition period is less than one month, no transition report is required.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 14, 1999                dELiA*s Inc.

                                    By:  /s/ Stephen I. Kahn
                                         -------------------------
                                         Stephen I. Kahn
                                         Chairman of the Board and
Chief Executive Officer


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

                                  EXHIBIT INDEX

16.1 Letter of Deloitte & Touche LLP regarding change in certifying accountant.


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